Exhibit 32.2

Certification
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Synergetics USA, Inc. (the “Company”) on Form 10-Q for the period ended January 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Pamela G. Boone, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2015

/s/ Pamela G. Boone
Pamela G. Boone
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary